Acreage Holdings, Inc.
450 Lexington Avenue, #3308
New York, NY 10163
March 11th, 2021
SAFMB Concord LP
1900 Dome Tower, 333 7th Ave SW
Calgary, Alberta T2P 2Z1
Attention: Aaron Bunting
Dear Sir:
Reference is made to: (a) the Standby Equity Distribution Agreement dated as of May 29, 2020 (the “SEDA”) between SAFMB Concord LP (the “Investor”) and Acreage Holdings, Inc. (the “Company”); and (b) the letter agreement dated September 28, 2020 (the “September 2020 Letter Agreement”) from the Company to the Investor, as amended and extended pursuant to a letter agreement dated January 25, 2021 from the Company to the Investor (the “January 2021 Letter Agreement”). The September 2020 Letter Agreement, as amended and extended pursuant to the January 2021 Letter Agreement, is hereinafter referred to as the “Letter Agreement”. Capitalized terms used but not defined herein have the meanings ascribed to them in the SEDA.
Further to recent discussions, the Investor and the Company wish to enter into this letter amending agreement to amend the January 2021 Letter Agreement as provided in this letter amending agreement.
Please indicate your agreement to the following by signing and returning to the Company an executed copy of this letter amending agreement.
For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Investor and the Company covenant and agree as follows:
1.Amendment. Section 2 of the January 2021 Letter Agreement is hereby amended by deleting “June 30, 2021” and replacing it with “April 15, 2022”.
2.Reference to and Effect on the Letter Agreement. On and after the date of this letter amending agreement, any reference to “letter agreement” in the Letter Agreement and any reference to the Letter Agreement in any other agreements will mean the Letter Agreement as amended by this letter amending agreement. Except as specifically amended by this letter amending agreement, the provisions of the Letter Agreement and the SEDA remain in full force and effect.
3.Assignment. Neither this letter amending agreement nor any rights of the parties hereto may be assigned to any other Person; provided that the Investor may assign this letter to an affiliate of the Investor on notice to the Company.
4.Amendments. No amendment or waiver of any provision of any of this letter amending agreement shall be effective unless in writing and approved by the parties.
5.Severability. If any provision of this letter amending agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this letter amending agreement and the remaining provisions will remain in full force and effect.

6.Governing Law. This letter amending agreement is governed by, and will be interpreted and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.
7.Further Assurances. The parties shall, from time to time, do all such acts and things and execute and deliver all such transfers, assignments and instruments as may be reasonably required for more effectively and completely carrying out the intent of this letter amending agreement.
8.Benefit of the Agreement. This letter amending agreement becomes effective when executed by all of the parties. After that time, it will be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.
9.Counterparts. This letter amending agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this letter amending agreement.
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Yours truly,

ACREAGE HOLDINGS, INC.
By:	/s/ Glen Leibowitz
Name: Glen Leibowitz
Title: CFO

ACCEPTED AND AGREED as of this  11th  day of March 2021.

SAFMB CONCORD LP, by its general partner SAFMB CONCORD GP INC.
By:	/s/ Aaron Bunting
Name: Aaron Bunting
Title: CFO

Side Letter Amending Agreement